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EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Tanning Technology Corporation 2002 Stock Option Plan of our report dated January 30, 2002, with respect to the consolidated financial statements and schedule of Tanning Technology Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

        /s/ Ernst & Young LLP

Denver, Colorado

November 4, 2002

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  EXHIBIT 23.2